March 5, 1998

To Members of the Financial Community:

Effective March 1, 1998, Delmarva Power & Light Company and Atlantic Energy Inc. formed Conectiv, a new kind of power company.

With the receipt of SEC approval under the Public Utility Holding
Company Act last week, we are now one family of companies under Conectiv. We will have a market capitalization of over $2.3 billion, and will serve over 1 million electric customers and 100,000 gas customers in Delaware, New Jersey, Maryland and Virginia. Our regional focus will extend beyond into those neighboring states in the northeast where we can capitalize on competitive opportunities for energy, HVAC services, and telecommunications and continue to provide the excellent customer care both Atlantic and Delmarva have been long noted for.

We commenced trading on the New York Stock Exchange on March 2, 1998 under the ticker symbols CIV (Common Stock) and CIV A (Class A). As we begin our new company, we plan to meet with the financial community to outline Conectiv's strategic objectives and the progress we've made to date. Included below are some key areas which we plan to cover.

Strategic Focus

Conectiv is committed to creating shareholder value, measured in terms of top quartile total shareholder return, with a minimum 5% growth in annual earnings and an overall total return of at least 12%. We will differentiate ourselves based upon a focused, competency based strategy; a manageable level of capital investment required to produce those returns, of which almost all funds are generated internally; and a management team with the breadth and depth of experience to manage the portfolio of Conectiv business assets.

Conectiv will manage its portfolio using three strategic business groups, which are led by executives with broad experience: Conectiv Energy Supply, led by Tom Shaw, Executive Vice President of Conectiv; Conectiv Energy Delivery, led by Meredith I. Harlacher, Jr., President of Conectiv, and Conectiv Enterprises, led by Barry Elson, Executive Vice President of Conectiv. Our regulated delivery and energy supply businesses generate strong cash flow, and provide more than adequate coverage of our dividend.

The Enterprises business group includes five retail business lines:
Conectiv Communications (telecommunications); Conectiv Services (HVAC); Conectiv Energy (retail energy); Conectiv Thermal Systems (district heating/cooling); and Conectiv Solutions (energy services). With the exception of retail energy, these businesses will have higher gross margins, slightly different measures of value than the utility industry and are expected to produce revenues of over $750 million by 2000, with a cumulative capital investment by that time of between $300 million and $400 million.

1997 Successes

During the last year, we have worked in both companies to bring two organizations together, obtain the needed regulatory approvals, investing in new processes for competing in deregulating markets, while achieving significant progress in forging ahead with our strategy of bringing new products and services to serve the regional marketplace. 1997 saw significant progress attained in the Conectiv brand awareness campaign, increased market share in regional retail pilot electric and gas programs, the launch of Conectiv Communications as the only facilities-based local service alternative on the Delmarva peninsula, and dramatic revenue growth (from $33 million to $95 million on an annual basis) from Conectiv Services through the acquisition and integration of several additional regional HVAC contractors.

Looking ahead, we plan to continue to make investments in these business lines, as well as the Supply and Delivery groups, with expected consolidated capital and acquisition expenditures of over $1.5 billion during the five year period. We plan to fund that growth internally, and will issue new debt securities primarily to cover scheduled redemptions during that time.

1998 will be a watershed year and contain several key events which will help mark the beginning of Conectiv. We are committed to achieving the merger synergies which have been identified. We truly expect that additional savings can be gained, and have developed a "100 day plan" to drive the staffing levels where they should be and achieve our vision of producing value for our investors.

Critical to Conectiv's future success is the outcome of the restructuring proceedings now pending in New Jersey, to be followed by proceedings in Delaware and Maryland in the next few years. We plan to aggressively pursue favorable outcomes in those states so that our generation assets are free to compete in the energy markets.

Continued growth of Conectiv Enterprises--our retail businesses-- is also of paramount importance during 1998 and 1999. Those businesses are in a start-up mode and we expect the pressure on earnings to subside as these businesses continue to grow. We believe that our investments in these new businesses made during 1997, funded largely by Delmarva, will pay off over the long term.

As we go forward as Conectiv in 1998, we plan to provide you with periodic updates on selected performance measures. Those measures are in the areas of merger synergies, electric restructuring, and growth and profitability measures in our Enterprises business group, which we believe will demonstrate the progress we are making in those critical areas.

We look forward to speaking with you about Conectiv.


                                                 Sincerely,
                                                  /s/ Barbara S. Graham
                                                  -------------------------
                                                  Barbara S. Graham
                                                  Senior Vice President and
                                                  Chief Financial Officer




The Private Securities Litigation Reform Act of 1995 (Litigation Reform
Act) provides a new safe harbor for forward looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward looking statements are made in this report. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "estimate", "expect", "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions, and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward looking statements include, among others, the following: deregulation and the unbundling of energy supplies and services; an increasingly competitive energy marketplace; sales retention and growth; federal and state regulatory actions; operating restrictions; and credit market concerns.
The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of the Litigation Reform Act.

Capital and Acquisition Expenditures: 1998-2002  ($000)
-------------------------------------------------------
                                                                                                    5-Year
                                                1998       1999       2000      2001      2002       Total
                                                ----       ----       ----      ----      ----      ------
Total Capital & Acquisition Expenditures*     $290,346   $335,003   $301,196  $321,895  $266,095  $1,514,535
                                              ========   ========   ========  ========  ========  ==========

Energy Supply (2)                              $53,961    $82,660    $59,288   $96,081   $61,729    $353,719

Energy Delivery (2)                           $131,067   $142,207   $147,994  $136,267  $134,552    $692,087

Enterprises                                    $97,818   $102,636    $86,414   $82,047   $62,314    $431,229
Conectiv Services                              $31,510    $27,740     $2,923    $1,174    $1,183
Conectiv Communications                        $32,770    $34,201    $38,609   $36,606   $25,091
Conectiv Solutions                              $7,276    $40,211    $28,278   $31,718   $36,001
Conectiv Energy                                   $945       $484       $121      $209       $39
Conectiv Thermal (2)                           $25,317               $16,483   $12,340

Enertech                                        $7,500     $7,500     $7,500    $7,500    $7,500     $37,500

Note: (1) Energy Supply and Energy Delivery include one-half of common plant expenditures.
      (2) Represents budgeted common equity contribution.

* Excludes AFUDC

Conectiv Sources and Uses of Cash:  1998-2002 ($000)
----------------------------------------------------
                                                                                              5-Year
                                             1998      1999      2000      2001      2002      Total
                                             ----      ----      ----      ----      ----      -----
Cash Requirements
Capital and Acquisition Expenditures       $290,346  $335,003  $301,196  $321,895  $266,095  $1,514,535
Changes in Working Capital                   24,803    15,482    26,048    26,202    23,090     115,625
                                           --------  --------  --------  --------  --------  ----------
Total Cash Required                        $315,149  $350,485  $327,244  $348,097  $289,185  $1,630,160
                                           ========  ========  ========  ========  ========  ==========

Internally Generated Funds                 $281,785  $263,120  $296,573  $334,441  $381,732  $1,557,651
External Financings                         134,907   149,732    79,398    68,752    18,198     450,987
Redemption of Securities                   (101,543)  (62,367)  (48,727)  (55,096) (110,745)   (378,478)
                                           --------  --------  --------  --------  --------  ----------

Total Sources of Cash                      $315,149  $350,485  $327,244  $348,097  $289,185  $1,630,160
                                           ========  ========  ========  ========  ======== ===========